Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement (Amendment No. 1 to Form S-1) of our report dated April 29, 2011, with respect to the financial statements of Rentech Energy Midwest Corporation. We also consent to the reference to our firm under the caption “Experts”.

/s/ Ehrhardt Keefe Steiner & Hottman PC

September 8, 2011

Denver, Colorado